NEXTWAVE WIRELESS INC. 10350 Science Center Drive, Suite 210 SAN DIEGO, CA 92121
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or the meeting date. Have your proxy card in hand when you call and then follow the instructions.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ONA1A 1A1		VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

		CONTROL # →	000000000000
NAME

THE COMPANY NAME INC. - COMMON
THE COMPANY NAME INC. - CLASS A
THE COMPANY NAME INC. - CLASS B
THE COMPANY NAME INC. - CLASS C
THE COMPANY NAME INC. - CLASS D
THE COMPANY NAME INC. - CLASS E
THE COMPANY NAME INC. - CLASS F
THE COMPANY NAME INC. - 401 K
SHARES	1 2 3 , 4 5 6 , 7 8 9 , 0 1 2 . 1 2 3 4 5
1 2 3 , 4 5 6 , 7 8 9 , 0 1 2 . 1 2 3 4 5
1 2 3 , 4 5 6 , 7 8 9 , 0 1 2 . 1 2 3 4 5
1 2 3 , 4 5 6 , 7 8 9 , 0 1 2 . 1 2 3 4 5
1 2 3 , 4 5 6 , 7 8 9 , 0 1 2 . 1 2 3 4 5
1 2 3 , 4 5 6 , 7 8 9 , 0 1 2 . 1 2 3 4 5
1 2 3 , 4 5 6 , 7 8 9 , 0 1 2 . 1 2 3 4 5

		PAGE 1 OF 2

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	�	KEEP THIS PORTION FOR YOUR RECORDS
		DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.
		All	All	Except
The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors Nominees	☐	☐	☐

01 Allen Salmasi	02 Douglas F. Manchester	03 Robert T. Symington

The Board of Directors recommends you vote FOR the following proposal(s):	For	Against	Abstain

2.
To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm to audit the consolidated financial statements of NextWave Wireless, Inc. and its subsidiaries for the fiscal year ended January 1, 2011;
	☐	☐	☐

3.
To consider and vote upon a proposal to amend our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at a ratio of one for seven (1:7), and in connection therewith, to reduce the number of authorized shares of common stock by the same ratio and increase the par value per share of our common stock by the same ratio.
	☐	☐	☐

NOTE: To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

	YES	NO		Investor Address Line 1
Please indicate if you plan to attend this meeting	☐	☐		Investor Address Line 2
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ONA1A 1A1

SHARES CUSIP #
Signature [PLEASE SIGN WITHIN BOX]	Date		JOB #	Signature (Joint Owners)	Date	SEQUENCE#

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

NextWave Wireless Inc.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
June 3, 2010

The undersigned does hereby constitute and appoint FRANCIS J. HARDING and FRANK A. CASSOU with the power of substitution, proxies for and in the name, place and stead of the undersigned, to vote all shares votable by the undersigned at the stockholder annual meeting of NextWave Wireless Inc. to be held at the Doubletree Del Mar located at 11915 El Camino Real, San Diego, CA 92130 on June 3, 2009 at 9:00 a.m., Pacific Daylight Time and at any journment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF NEXTWAVE WIRELESS, INC. FOR ALL THE NOMINEES IN ITEM 1, FOR THE PROPOSAL IN ITEM 2, FOR THE PROPOSAL IN ITEM 3 AND, AS SAID PROXY HOLDER SHALL DEEM ADVISABLE, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side